UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560

Registrant’s telephone number, including area code:	(919) 767-3250
Securities to be registered pursuant to Section 12(b) of the Act: None.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to a General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: N/A.
Securities to be registered pursuant to Section 12(g) of the Act:
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, being registered hereunder is contained in Item 1.01 of the Registrant’s Current Report on Form 8-K (File No. 001-33278), as filed with the Securities and Exchange Commission on April 22, 2009, and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description

4.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Harris Stratex Networks, Inc., dated April 20, 2009, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33278), as filed with the Securities and Exchange Commission on April 22, 2009.

4.2	Rights Agreement, dated as of April 20, 2009, between Harris Stratex Networks, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock (Exhibit A), the Form of Right Certificate (Exhibit B) and the Summary of Rights to Purchase Preferred Shares (Exhibit C), incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-33278), as filed with the Securities and Exchange Commission on April 22, 2009.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ J. Russell Mincey
	Name:	J. Russell Mincey
	Title:	Interim Principal Financial Officer, Interim Principal Accounting Officer, Global Corporate Controller

Date: April 22, 2009

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